Exhibit 4.2

FELCOR LODGING TRUST INCORPORATED
FELCOR LODGING LIMITED PARTNERSHIP,

and

THE OTHER PARTIES NAME HEREIN

and

WILMINGTON TRUST COMPANY,
as Trustee
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent, Registrar and Paying Agent
__________________
Second Supplemental Indenture

Dated as of January 7, 2013
Supplemental Indenture to the Indenture
dated as of May 10, 2011
with respect to the
6.75% Senior Secured Notes due 2019

This Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of January 7, 2013, is by and among FelCor Lodging Limited Partnership, a Delaware limited partnership (“FelCor LP”), FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor”), FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, FelCor Lodging Holding Company, L.L.C., a Delaware limited liability company, FelCor Canada Co., a Nova Scotia unlimited liability company, FelCor TRS Borrower 4, L.L.C., a Delaware limited liability company, FelCor/CSS Holdings, L.P., a Delaware limited partnership, FelCor TRS Holdings, L.L.C., a Delaware limited liability company, FelCor Copley Plaza, L.L.C., a Delaware limited liability company, FelCor St. Pete (SPE), L.L.C., a Delaware limited liability company, FelCor Esmeralda (SPE), L.L.C., a Delaware limited liability company, Los Angeles International Airport Hotel Associates, a Texas limited partnership, Madison 237 Hotel, L.L.C., a Delaware limited liability company, Royalton 44 Hotel, L.L.C., a Delaware limited liability company, FelCor Milpitas Owner, L.L.C., a Delaware limited liability company (“FelCor Milpitas”), FelCor Baton Rouge Owner, L.L.C., a Delaware limited liability company (“FelCor Baton Rouge”), FelCor Dallas Love Field Owner, L.L.C., a Delaware limited liability company (“Dallas Love Field”), Myrtle Beach Owner, L.L.C., a Delaware limited liability company (“Myrtle Beach Owner”), FelCor/CMB Buckhead Hotel, L.L.C., a Delaware limited liability company (“FelCor Buckhead”), FelCor CMB Marlborough Hotel, L.L.C., a Delaware limited liability company (“FelCor Marlbourough”), FelCor/CMB Orsouth Holdings, L.P., a Delaware limited partnership (“FelCor Orsouth”), FelCor/CMB SSF Holdings, L.P., a Delaware limited partnership (“FelCor SSF”), FelCor S-4 Hotels (SPE), L.L.C., a Delaware limited liability company (“FelCor S-4”), and FCH/PSH, L.P., a Delaware limited partnership (“FCH/PSH”) (collectively, the “Subsidiary Guarantors,” and together with FelCor, the “Guarantors”), Wilmington Trust Company, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as collateral agent, registrar and paying agent (the “Collateral Agent”).
W I T N E S S E T H
WHEREAS, FelCor Escrow Holdings, L.L.C., a Delaware limited liability company (“Escrow Subsidiary”), executed and delivered to the Trustee and the Collateral Agent an indenture dated as of May 10, 2011 (the “Original Indenture”), and pursuant to that certain First Supplemental Indenture dated as of May 23, 2011, FelCor LP assumed all rights and obligations of Escrow Subsidiary under the Original Indenture and Escrow Subsidiary was released of all rights and obligations under the Original Indenture;
WHEREAS, pursuant to the Original Indenture, as amended and supplemented to date (collectively, the “Indenture”), FelCor LP has issued and outstanding $525,000,000 aggregate principal amount of 6.75% Senior Secured Notes due 2019 (the “Notes”);
WHEREAS, the Note Guarantees of each of FelCor TRS Borrower 1, L.P. and FelCor St. Paul Holdings, L.P. were automatically and unconditionally released and discharged in connection with the sale of substantially all of the assets of such Subsidiary Guarantors and such Subsidiary Guarantors ceasing to be Subsidiaries of FelCor LP upon their dissolution as a result of such sales;
WHEREAS, FelCor, FelCor LP, FelCor Milpitas, FelCor Baton Rouge, Dallas Love Field and Myrtle Beach Owner executed and delivered to U.S. Bank National Association, as trustee, collateral agent, registrar and paying agent, an indenture, dated as of December 17, 2012 (the “New Indenture”), pursuant to which FelCor LP has issued and outstanding $525,000,000 aggregate principal amount of 5.625% Senior Secured Notes due 2023 (the “New Notes”) and FelCor, FelCor Milpitas, FelCor Baton Rouge, Dallas Love Field and Myrtle Beach Owner have guaranteed the New Notes;
WHEREAS, pursuant to a supplemental indenture to the New Indenture to be entered into of even date herewith, FelCor Buckhead, FelCor Marlborough, FelCor Orsouth, FelCor SSF, FelCor S-4 and FCH/PSH, L.P. will also guarantee the New Notes;
WHEREAS, pursuant to Section 4.07 of the Indenture, a Restricted Subsidiary shall not Guarantee the indebtedness of FelCor LP unless it simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary; and

WHEREAS, FelCor, FelCor LP, the Subsidiary Guarantors, the Pledgor, the Trustee and the Collateral Agent desire to amend the Indenture to add FelCor Milpitas, FelCor Baton Rouge, Dallas Love Field, Myrtle Beach Owner,
FelCor Buckhead, FelCor Marlborough, FelCor Orsouth, FelCor SSF, FelCor S-4 and FCH/PSH, L.P. as additional Subsidiary Guarantors (collectively, the “New Guarantors”).
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, FelCor, FelCor LP, the Pledgor, each Subsidiary Guarantor, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
SECTION 1.    Definitions. For all purposes of the Indenture and this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Second Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and
(b)    capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings assigned to them in the Indenture.
AMENDMENTS
SECTION 2.    Addition of New Subsidiary Guarantors. The New Guarantors hereby execute this Second Supplemental Indenture as a supplemental indenture to the Indenture for the purpose of providing a Guarantee of the Notes and of certain of FelCor LP's obligations under the Indenture as set forth therein and agree to assume and be subject to all of the terms, conditions, waivers and covenants applicable to a Subsidiary Guarantor under the Indenture, including without limitation, those set forth in Article Eleven thereof. Upon its execution hereof, each New Guarantor hereby acknowledges that it shall be a Subsidiary Guarantor for all purposes as defined and as set forth in the Indenture, effective as of the date hereof. Further, the New Guarantors hereby waive and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against FelCor LP, FelCor or any other Restricted Subsidiary as a result of any payment by such New Guarantor under its Subsidiary Guarantee.
SECTION 3.    New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 4.    The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in any respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by FelCor, FelCor LP and the Subsidiary Guarantors.
SECTION 5.    Successors and Assigns. All agreements of FelCor, FelCor LP, and the Subsidiary Guarantors in this Second Supplemental Indenture shall bind their respective successors and assigns. All agreements of the Trustee and the Collateral Agent in this Second Supplemental Indenture shall bind their respective successors.
SECTION 6.    Separability. In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 7.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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SECTION 8.    Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

FELCOR LODGING LIMITED PARTNERSHIP

By:	FelCor Lodging Trust Incorporated,
General Partner

By:	/s/ Bianca Sandoval Green
Bianca Sandoval Green
Vice President and Associate General Counsel

FELCOR LODGING TRUST INCORPORATED

By:	/s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel
and Secretary

[Signature Page to Second Supplemental Indenture - 6.75% Senior Secured Notes due 2019]

FELCOR/CSS HOLDINGS, L.P.

By:	FelCor/CSS Hotels, L.L.C.,
General Partner

FELCOR HOTEL ASSET COMPANY, L.L.C.

FELCOR LODGING HOLDING COMPANY, L.L.C.

FELCOR CANADA CO.

FELCOR TRS HOLDINGS, L.L.C.

FELCOR TRS BORROWER 4, L.L.C.

FELCOR COPLEY PLAZA, L.L.C.

FELCOR ST. PETE (SPE), L.L.C.

FELCOR ESMERALDA (SPE), L.L.C.

LOS ANGELES INTERNATIONAL AIRPORT HOTEL ASSOCIATES, A TEXAS LIMITED PARTNERSHIP

By:	FelCor /LAX Holdings, LP,
General Partner

By:	FelCor /LAX Hotels, L.L.C.,
General Partner

MADISON 237 HOTEL, L.L.C.

ROYALTON 44 HOTEL, L.L.C.

FELCOR MILPITAS OWNER, L.L.C.

FELCOR BATON ROUGE OWNER, L.L.C.

FELCOR DALLAS LOVE FIELD OWNER, L.L.C.

MYRTLE BEACH OWNER, L.L.C.

FELCOR/CMB BUCKHEAD HOTEL, L.L.C.

[Signature Page to Second Supplemental Indenture - 6.75% Senior Secured Notes due 2019]

FELCOR/CMB MARLBOROUGH HOTEL, L.L.C.

FELCOR/CMB ORSOUTH HOLDINGS, L.P.

By:	FelCor/CMB Orsouth Hotel, L.L.C.
General Partner

FELCOR/CMB SSF HOLDINGS, L.P.

By:	FelCor/CMB SSF Hotel, L.L.C.
General Partner

FELCOR S-4 HOTELS (SPE), L.L.C.

[Signature Page to Second Supplemental Indenture - 6.75% Senior Secured Notes due 2019]

FCH/PSH, L.P.

	By:	FelCor/CSS Hotels, L.L.C.
General Partner

By:	/s/ Bianca Sandoval Green
Bianca Sandoval Green
Vice President and Associate General Counsel

[Signature Page to Second Supplemental Indenture - 6.75% Senior Secured Notes due 2019]

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Joshua C. Jones
Name:	Joshua C. Jones
Title:	Financial Services Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent
By:	Deutsche Bank National Trust Company

	By:	/s/ Irina Golovashchuk
		Name:	Irina Golovashchuk
		Title:	Vice President

	By:	/s/ Jeffrey Schoenfeld
		Name:	Jeffrey Schoenfeld
		Title:	Associate

[Signature Page to Second Supplemental Indenture - 6.75% Senior Secured Notes due 2019]